                                                                    EXHIBIT 3.02


                                 CERTIFICATE OF
                           AMENDMENT TO THE BYLAWS OF
                               CISCO SYSTEMS, INC.



                  The undersigned, Secretary of Cisco Systems, Inc., hereby represents that Article III, Section 2 of the Company's Bylaws was amended by the Board of Directors of the Company on July 31, 1996. By such amendment, the first and second sentences of Article III, Section 2 are to be deleted in their entirety and replaced with the following sentence:

                  "The number of authorized directors shall be not less than seven (7) nor more than thirteen (13), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or shareholders."


                                        /s/ LARRY R. CARTER
                                        ----------------------------------------
                                           Larry R. Carter
                                           Secretary and Chief Financial Officer